Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY ASTERISKS [*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED

THIRD ADDENDUM TO AGREEMENT

WHEREAS, APPLIANCE RECYCLING CENTERS OF AMERICA (“ARCA”) and GENERAL ELECTRIC COMPANY, acting through its GE Consumer & Industrial business component entered into an Appliances Sales and Recycling Agreement dated October 21, 2009 (“Agreement”);

WHEREAS, ARCA and GE entered into an Addendum to Amend the Agreement on March 9, 2010 and July 8, 2010;

WHEREAS, GE has reorganized its business components such that GE Appliances (formerly one of the businesses comprising GE Consumer & Industrial) is now the relevant business component for purposes of the Agreement;

WHEREAS, ARCA and GE desire to further amend the Agreement as provided herein;

NOW, THEREFORE, effective as of July 1, 2013 (“Execution Date”), ARCA and GE agree to amend the Agreement as set out below.

1.
GE and ARCA agree to modify Section 2.1(f) such that ARCA’s payment to GE for the purchase of Recyclable Appliances and Other Recyclable Items shall be made monthly on the basis of ARCA’s fiscal calendar (which shall be provided by ARCA to GE), with full payment for each ARCA fiscal month being received by GE via electronic funds transfer by the eighth (8th) Friday following the expiration of each such month, with GE receiving a report in the form of Schedule 2.1 (f) at least fourteen (14) days after the expiration of each such month. Such report shall be subject to audit by GE in accordance with Article 4.

2.	The applicable percentage (%) of the Weekly AMM Price in Section 2.1 (e) shall be deleted in its entirety (including the deletion of Schedule 2.1(e)) and replaced with the following:

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.

*The applicable percentage (%) of the Weekly AMM Price shall be determined as follows:

•	[*]

•	[*]

3.	Section 5.2 (p) shall be deleted in its entirety and replaced with the following:
it will provide to GE every thirty (30) days (with the first report dated August 15, 2013) a report, in agreed upon form, with details on (1) the market value of carbon allowances (ex…auction prices and futures) and offsets, (2) RPC collections of CFC and non-CFC refrigerants and foam blowing agents, (3) all outbound RPC shipments including those for transfer, sale and relative to destruction through incineration, conversion, or disassociation of such refrigerants and foam blowing agents, (4) verification status, and (5) sales transactions. Reporting shall apply to all activities that have not yet been transacted for net cash value. Parties will evaluate the report every 180 days to determine whether additional information should be included.

For all contracted RPC transactions for refrigerants and foam blowing agents after 12/31/13, ARCA and GE will at GE’s option, in good faith, negotiate an amendment to this Agreement under which ARCA would share with GE the cash received, obtained by destruction of the refrigerants or foam blowing agents, from contracted RPCs. If other financial incentives are offered in the future, including but not limited to, the disposal of refrigerants or foam blowing agents, including without limitation, a “bounty,” ARCA will provide details to GE, and both parties will at GE’s option negotiate an amendment to this Agreement to provide GE with a share of any such financial incentive.

4.	Section 1.2(b) shall be deleted in its entirety and replaced with the following:

•
Should GE desire to work with ARCA, another person, or entity for a RPC or appliance recycling service in a local (within U.S. state lines) or regional (across two or more U.S. state lines) market area (“recycling location”), whether or not such recycling location is planned to include the URT System or similar system for the collection of refrigerator and freezer foam insulation and blowing agent, GE shall be free to explore, negotiate, establish and/or enter into an agreement with any party for a recycling location.

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.

5.	The Bill of Lading form referred to in the Second Addendum is updated and attached hereto and incorporated into the Agreement as Schedule 2.1(b).

6.
The Detailed Payment Report example in the Second Addendum shall be deleted in its entirety and replaced with the attached Schedule 2.1 (f)- Detailed Product Payment Report (example) which shall be incorporated into the Agreement.

7.	Schedule 1.1(B) shall be amended to include SDS Locations as well as Other Distribution locations as agreed upon by the parties and may be altered via email confirmations between parties.

8.	Section 11.2 Notices will be updated for GE and ARCA contacts as follows.

[*] is replaced with:
[*]
General Counsel – Home & Business Solutions
Appliance Park, Bldg. 2 Room 226
Louisville, KY 40225
Fax: [*]
Email: [*]

[*] update:
GM, Appliance Distribution Services
Appliance Park, Bldg. 6 Room 227
Louisville, KY 40225
Fax: [*]
Email: [*]

[*] is replaced with:
[*]
Email: [*]

9.	The definition for Recyclable Appliances shall be deleted in its entirety and replaced with the following:

•
“is used interchangeably to refer to used and/or damaged recyclable Appliances of GE and non-GE brands, either resulting from GE’s distribution, home delivery, referral under Article 3 herein or otherwise;

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.

and also includes any other recyclable appliances, appliance parts, or recyclable items GE requests be recycled.”

10.
This Addendum, along with the Agreement, constitute the entire and only agreement between the parties regarding the subject matter thereof, and merge all prior and collateral representations concerning such subject matter. To the extent of any conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall control.

APPLIANCE RECYCLING CENTERS     GENERAL ELECTRIC COMPANY
OF AMERICA    GE Appliances

By: [*]    By: [*]

Title: President and CEO    Title: General Manager

Date: 8/19/13    Date: 08/14/13

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.1(b)
[*]

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2.1(b) example

Ship Date: *06/15/2013*

RECYCLE BILL OF LADING

Ship From Address: 11DH ***SPIRIT DELIVERY AND DIST*** ***510 STATION AVE*** ***CALL B4 DEL 215-638-2001*** ***BENSALEM, PA 19020***	***MS Number: 10RC009022*** ***Total Qty: 111*** ***SCAC: FJSC - JS FESMIRE HAULING (ARCA LANE)***
Ship To Address:10RC ***ARCA ADVANCED PROCESSING*** ***4301 N DELAWARE AVENUE-BLDG A*** ***CALL B4 DEL 215-268-7500*** ***PHILADELPHIA, PA 19137***	***Submit freight bills per agreement***

Special Instructions:

Trailer: 530094

LANE ID: 11DH - 10RC

LANE NAME: BENSALEM

Accts Payable LaneID:

PRODUCT TYPE	*QTY*	*EST TOTAL WEIGHT*	*NOTES*
REFRIGERATOR	17	3740	
RANGE	4	520	
LAUNDRY	47	6486	
DISHWASHER	22	1958	
WATER SYSTEM	2	230	
COOKTOP	6	300	
MICROWAVE	11	605	
ACCESSORY	2	40	
TOTAL :	111	13879	

Shipper Sign ____________________ ***Print Name*** ____________________ ***Date*** ____________________	***Recipient Sign*** ____________________ ***Print Name*** ____________________ ***Date*** ____________________
Carrier Sign ____________________ ***Print Name*** ____________________ ***Date*** ____________________	***Seal Number Verified? YES/NO*** **Seal No#: 3711175**

10RC009022

Schedule 2.1(f) DPR example

[*]

[*] signifies that confidential information has been omitted and filed separately with the Securities and Exchange Commission.